EX-99.B4-c

VA200RG

                             CERTIFICATE OF COVERAGE

JACKSON NATIONAL LIFE INSURANCE COMPANY ("the Company" or Jackson National) agrees to provide benefits to the Certificate Holder subject to the provisions set forth in this Contract and in consideration of the application and Premiums We receive.

The value of amounts allocated to the Separate Account during the accumulation and annuity periods is not guaranteed and may increase or decrease based upon the investment experience of the Fund underlying the Separate Account.

The Guaranteed Account Options are subject to an Interest Rate Adjustment which may increase or decrease amounts payable or withdrawn, but the Guaranteed Account Contract Value will never decrease to less than the Guaranteed Account Minimum Value.

                           NOTICE OF RIGHT TO EXAMINE

You may return this Contract to the selling agent or Jackson National Life within 20 days after You receive it. The Company will refund the Contract Value for the Valuation Period in which the Contract is received. Upon such refund, the Contract shall be void.


              THIS IS A LEGAL CONTRACT BETWEEN YOU AND THE COMPANY.
                          READ YOUR CONTRACT CAREFULLY.

                   EXECUTED FOR THE COMPANY ON THE ISSUE DATE

VA200RG                                                   2
-------------------------------------------------------------------------------
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                  PAGE

CONTRACT DATA PAGE                                                  3

PREMIUM ALLOCATION                                                  4

DEFINITIONS                                                         6

GENERAL PROVISIONS                                                 10

CHARGES AND DEDUCTIONS                                             12

ACCUMULATION PROVISIONS                                            13

TRANSFER PROVISIONS                                                17

WITHDRAWAL PROVISIONS                                              18

DEATH BENEFIT PROVISIONS                                           20

ANNUITY PROVISIONS                                                 22

TABLE OF ANNUITY OPTIONS                                           26

VA200RG                                                  3a
-------------------------------------------------------------------------------
                               CONTRACT DATA PAGE
-------------------------------------------------------------------------------

Group Contract Number:                            Group Contract Holder:

Certificate Number:

Annuitant:

Certificate Holder:

Issue Date:                                       Issue State:

Annuity Date:                                     First Premium:

Annual Contract Maintenance Charge:  $35.00       Subsequent Guaranteed Rate: 3%

Separate Account:       Jackson National Separate Account - I

Expense Risk Charge:    On an annual basis, this charge equals 0.23% of the
                        daily net assets value of the Portfolios.

Administration Charge:  On an annual basis, this charge equals 0.15% of the daily net asset value of the Portfolios.

Mortality Risk Charge:  On an annual basis, this charge equals 0.9% of the daily net asset value of the Portfolios.

Enhanced Death
Benefit Charge:         On an annual basis, this charge equals 0.12% of the
                        daily net asset value of the Portfolios.

Contingent Deferred Sales  Contribution Year              Percentage
Charge:                             0                         7%
                                    1                         6%
                                    2                         5%
                                    3                         4%
                                    4                         3%
                                    5                         2%
                                    6                         1%
                                    7                         0%

Indexed Fixed Option      Completed Years Since      Indexed Fixed Option
Withdrawal Charge:        Allocation to Indexed        Withdrawal Charge
                              Fixed Options               Percentage
                                    0                         7%
                                    1                         6%
                                    2                         5%
                                    3                         4%
                                    4                         3%
                                    5                         2%
                                    6                         1%
                                    7+                        0%

All payments and values in the Guaranteed Account are subject to an Interest Rate Adjustment, the calculation of which may result in an increase or decrease in amounts payable. In no event will the values be less than the Guaranteed Account Minimum Value.

VA200RG                                                  3b
-------------------------------------------------------------------------------
                           CONTRACT DATA PAGE (CONT'D)
-------------------------------------------------------------------------------

The S&P marks ("S&P," "S&P 500," "Standard & Poor's," and "500") are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This annuity is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the annuity.

This Product is not sponsored, endorsed, sold or promoted by Standard & Poor's, a divison of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Licensee or the Product. S&P has no obligation to take the needs of the Licensee or the owners of this Product into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Product or the timing of the issuance or sale of the Product or in the determination or calculation of the equation by which the Product is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Product.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

This Contract is not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of this Contract or any member of the public regarding the advisability of purchasing this Contract. Dow Jones' only relationship to Jackson National Life Insurance Company (JNL) is the licensing of certain copyrights, trademarks, servicemarks and service names of Dow Jones. Dow Jones has no obligation to take the needs of JNL or the owners of this Contract into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the terms and conditions of this Contract to be issued, including the pricing or the amount payable under the Contract. Dow Jones has no obligation or liability in connection with the administration or marketing of this Contract.

VA200RG                                                  3c
-------------------------------------------------------------------------------
                           CONTRACT DATA PAGE (CONT'D)
-------------------------------------------------------------------------------

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS
OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JNL, OWNERS OF THIS CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND JNL.


Home Office:
Jackson National Life Insurance Company       Annuity Service Center:
1 Corporate Way                               P.O. Box 30389
Lansing, Michigan 48951                       Lansing, MI 48909-7889
517/381-5500                                  800/766-4683

VA200RG                                                   4
-------------------------------------------------------------------------------
                               PREMIUM ALLOCATION
-------------------------------------------------------------------------------


 Portfolio Options


JNL/First Trust The DowSM Target 10
JNL/Janus Aggressive Growth
JNL/Janus Balanced
JNL/Janus Capital Growth
JNL/Janus Global Equities
JNL/Alger Growth
JNL/Alliance Growth
JNL/EagleCore Equity
JNL/Eagle SmallCap Equity
JNL/Putnam Growth
JNL/Putnam International Equity
JNL/Putnam Midcap Growth Series
JNL/Putnam Value Equity
PPM America/JNL Balanced
PPM America/JNL High Yield Bond
PPM America/JNL Money Market
Salomon Brothers/JNL Global Bond
Salomon Brothers/JNL U.S. Government & Quality Bond
T. Rowe Price/JNL Established Growth
T. Rowe Price/JNL Mid-Cap Growth
T. Rowe Price/JNL Value Series
JNL/S&P Conservative Growth I
JNL/S&P Moderate Growth I
JNL/S&P Aggressive Growth I
JNL/S&P Very Aggressive Growth I
JNL/S&P Equity Growth I
JNL/S&P Equity Aggressive Growth I

VA200RG                                                   5
-------------------------------------------------------------------------------
                           PREMIUM ALLOCATION (CONT'D)
-------------------------------------------------------------------------------

Guaranteed Account Options

1 Year Period
3 Year Period
5 Year Period
7 Year Period

Indexed Fixed Option

S&P 500(R) Composite Stock Price Index - 9 year period

VA200RG                                                   6
-------------------------------------------------------------------------------
                                   DEFINITIONS
-------------------------------------------------------------------------------

ACCUMULATION UNIT. A unit of measurement used to compute the Contract Value prior to the Annuity Date.

ANNUITY SERVICE CENTER. The address and telephone number are as specified on the Contract Data Page. The Company will notify Certificate Holders of any change in address or telephone number.

ANNUITANT. The natural person on whose life the annuity benefit for this Contract is based.

ANNUITY DATE. The date on which annuity payments are to start. The latest possible Annuity Date will be set by Us.

ANNUITY UNIT. A unit of measurement used to compute the amount of Variable Annuity payments.

AVAILABLE EARNINGS. An amount equal to the Separate Account Contract Value plus the Guaranteed Account Contract Value, less Premium allocated to the Guaranteed Account and Portfolios of the Separate Account, adjusted for withdrawals.

BENEFICIARY(IES). The person(s) designated to receive any benefits under a contract upon the death of the Annuitant.

BUSINESS DAY. Each day when both the Company's Annuity Service Center and the New York Stock Exchange are open for business. All requests for transactions that are received at the Annuity Service Center in good order on any Business Day prior to market close, generally 4 P.M. Eastern Time, will be processed effective on that Business Day, except for allocations to or withdrawals from an Indexed Fixed Option which will be processed on the next Index Determination Date.

CERTIFICATE HOLDER ("YOU," "YOUR"). The person or entity named in the application who is entitled to exercise all rights and privileges under this Contract. Usually, but not always, the Certificate Holder is also the Annuitant. The Certificate Holder is responsible for taxes, regardless of who receives annuity benefits. If Joint Certificate Holders are named, the Joint Certificate Holder must be a spouse. Joint Certificate Holders share Certificate Holdership in all respects.

CODE. The Internal Revenue Code of 1986, as amended, or as the same may be amended or superseded.

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value, the Guaranteed Account Contract Value, and the sum of the Indexed Fixed Option Minimum Values. In determining the Contract Value to be paid upon distribution due to the Certificate Holder's death, the amount attributable to Indexed Fixed Options will be the sum of the Indexed Fixed Option Values on the Index Determination Date immediately preceding the date We receive a complete request for payment in good order.

CONTRACT YEAR. A year starting from the Issue Date in one calendar year and ending on the Issue Date in the succeeding calendar year.

-------------------------------------------------------------------------------

VA200RG                                                   7
-------------------------------------------------------------------------------
                              DEFINITIONS (CONT'D)
-------------------------------------------------------------------------------

CONTRIBUTION YEAR. A year beginning from the date of the payment of a Premium in one calendar year and ending on the anniversary of such date in the succeeding calendar year. The Contribution Year in which a Premium is made is "Contribution Year 0." Subsequent Contribution Years are successively numbered beginning with Contribution Year 1.

CURRENT INTEREST RATE. The rate of interest established by the Company for a specified Guaranteed Period. In no event will the Current Interest Rate be less than the Subsequent Guaranteed Rate shown on the Contract Data Page.

DEFERRED ANNUITY. An annuity contract under which the start of annuity payments is deferred to a future date.

FIXED ANNUITY. A series of periodic payments made during the annuity period to a payee under the Contract that are fixed in amount.

FUND. A collective term used to represent an investment entity which may be selected to be an underlying investment of the Contract.

GUARANTEED ACCOUNT. Contract Values allocated to one or more of the Guaranteed Account Options under the Contract.

GUARANTEED ACCOUNT CONTRACT VALUE. The sum of all amounts credited to the Guaranteed Account Options under the Contract, less any amounts canceled or withdrawn for charges, deductions, surrenders or transfers.

GUARANTEED ACCOUNT MINIMUM VALUE. Premiums, less premium tax, and transfers allocated to the Guaranteed Account, less transfers, withdrawals, and associated charges from the Guaranteed Account, accumulated at 3%, less any Withdrawal Charge or premium tax due.

GUARANTEED ACCOUNT OPTION. A Premium or transfer allocated to a subaccount of the Guaranteed Account for a specific Guaranteed Period and associated expiration date.

GUARANTEED PERIOD. A period for which the Current Interest Rate is credited. The available Guaranteed Periods are listed on the Contract application.

HOME OFFICE. The Company's address and telephone number as specified on the Contract Data Page.

INDEX DETERMINATION DATE. Business Days on which transactions regarding an Indexed Fixed Option may occur. Index Determination Dates shall be each Friday which is a Business Day. If the Friday is not a Business Day, the Index Determination Date shall be the following Business Day.

INDEX PARTICIPATION RATE. The percentage of the positive change in the designated index price that is credited under an Indexed Fixed Option.

VA200RG                                                   8
-------------------------------------------------------------------------------
                              DEFINITIONS (CONT'D)
-------------------------------------------------------------------------------

INDEXED FIXED OPTION. The Premium Allocation option for a specified number of years under which interest will be credited. Each allocation to this option will create a separate Indexed Fixed Option with a distinct Indexed Fixed Option period, Index Participation Rate, and Indexed Fixed Option Withdrawal Charge schedule.

INDEXED FIXED OPTION MINIMUM VALUE. The Indexed Fixed Option Minimum Value for an Indexed Fixed Option at any time will be 100% of the amount allocated to that Indexed Fixed Option, accumulated at 3% per year, less any amounts canceled or withdrawn for charges, deductions, or withdrawals.

INDEXED FIXED OPTION VALUE. The Indexed Fixed Option Value for an Indexed Fixed Option on the applicable Index Determination Date is the allocation to the Indexed Fixed Option adjusted for any positive change in the index price, as calculated in this Contract, after application of the Index Participation Rate.

INTEREST RATE ADJUSTMENT. An adjustment applied, with certain exceptions, to amounts withdrawn, transferred or annuitized from the Guaranteed Account prior to the end of the applicable Guaranteed Account Option.

ISSUE DATE. The date Your Contract is issued, shown on the Contract Data Page.

LATEST ANNUITY DATE. The date on which the Certificate Holder attains age 90 under a Nonqualified Plan Contract, or age 70 1/2 under a Qualified Plan Contract, unless otherwise approved by the Company.

NONQUALIFIED PLAN. A retirement plan which does not receive favorable tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code.

PAYEE. Any person receiving payment of annuity benefits under this Contract during the Annuity Period.

PORTFOLIO. A subdivision of the Separate Account invested wholly in shares of one of the investment series of the Underlying Funds.

PREMIUMS. Payments made by or on behalf of the Certificate Holder to the Company for the Contract.

QUALIFIED PLAN. A retirement plan which receives favorable tax treatment under Sections 401, 403, 408 or 457 of the Internal Revenue Code.

SEPARATE ACCOUNT. A segregated asset account named on the Contract Data Page, established by the Company in accordance with Michigan law. The Separate Account consists of several Portfolios, each investing in a separate series of the Underlying Funds. The Prospectus should be read for complete details regarding the Separate Account and Contracts.
-------------------------------------------------------------------------------

VA200RG                                                   9
-------------------------------------------------------------------------------
                              DEFINITIONS (CONT'D)
-------------------------------------------------------------------------------

SEPARATE ACCOUNT CONTRACT VALUE. The sum of the value of all Portfolio Accumulation Units under the Contract.

UNDERLYING FUND(S). The underlying entities in which the Portfolios invest.

VALUATION DATE. Each day the New York Stock Exchange is open for business.

VALUATION PERIOD. The period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of the New York Stock Exchange on the next succeeding Valuation Date.

VARIABLE ANNUITY. A series of periodic payments which vary in amount according to the investment experience of the Portfolios to which Contract Values have been allocated.

WE, OUR, US, THE COMPANY. Jackson National Life Insurance Company.

WITHDRAWAL CHARGE. The Contingent Deferred Sales Charge assessed against certain withdrawals.

WITHDRAWAL VALUE. The Contract Value, less any premium tax payable, minus any applicable Contract charges, including the Interest Rate Adjustment.

-------------------------------------------------------------------------------

VA200RG                                                  10
-------------------------------------------------------------------------------
                               GENERAL PROVISIONS
-------------------------------------------------------------------------------

ASSIGNMENT. The Certificate Holder may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is in writing and has been recorded at Our Annuity Service Center. We are not responsible for any payments made before an assignment is recorded. The Certificate Holder may exercise these rights subject to the interest of any assignee or irrevocable beneficiary. We assume no responsibility for the validity or tax consequences of any assignment. If the Contract is issued pursuant to a Qualified Plan (or a Nonqualified Plan that is subject to ERISA), it may not be assigned except under such conditions as may be allowed under applicable law.

CONFORMITY WITH STATE LAWS. This Contract will be interpreted under the laws of the state governing the Group Contract. Any provision which is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CONTINUATION OF CERTIFICATE COVERAGE. If the Group Contract under which the Contract is issued should terminate, coverage may be continued under this Contract by the timely payment of any Premiums due directly to the Company.

CREDITING OF INTEREST. Interest will be credited to the Guaranteed Account Contract Value during the Guaranteed Period from the date Premium is received by the Company. The rate of interest for the Guaranteed Period selected will be as declared in advance by the Company's Board of Directors. The rate of interest will never be less than the rate shown on the Contract Data Page.

DEFERMENT OF PAYMENTS. We may defer making payments from the Guaranteed Account or an Indexed Fixed Option for up to 6 months. Interest, subject to state requirements, will be credited during the deferral period.

ENTIRE CONTRACT. The Group Contract, this Contract, the application, if any, Contract Data Page, and any applicable endorsements and riders together make up the entire Contract.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Premiums paid would have purchased at the correct age and sex. Any underpayments will be made up immediately by the Company. Overpayments will be deducted from future payments.

MODIFICATION OF CONTRACT. Any change or waiver of the provisions of this Contract must be in writing and signed by the President, a Vice President, the Secretary or Assistant Secretary of the Company. No agent has authority to change or waive any provision of this Contract.

NONPARTICIPATING. This Contract does not share in Our surplus or earnings.

PREMIUMS. Premiums are flexible. This means that You, subject to Company declared minimums and maximums, may change the amounts, frequency or timing of Premiums. The initial Premium must be at least $5,000 for Nonqualified Plan Contracts and $2,000 for Qualified Plan Contracts. Subsequent Premiums must be at least $500 ($50 if made in connection with an automatic payment plan). Total Premiums under a contract may not exceed $1,000,000. The Company may waive the minimums or maximums at any time.

VA200RG                                                  11
-------------------------------------------------------------------------------
                           GENERAL PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

Premiums may be allocated among one or more of the Guaranteed Account Options, and one or more of the Portfolios of the Separate Account in accordance with instructions from You. You may also allocate new Premium to an Indexed Fixed Option. Such election may be made in any percent from 0% to 100% in whole percentages. The minimum amount that may be allocated to a Guaranteed Account Option or a Portfolio of the Separate Account under the Contract is $100. The minimum amount that may be allocated to an Indexed Fixed Option is $5,000, and must be by new Premium payments or transfer of Available Earnings from the Guaranteed Account Options or Portfolio Options.

PREMIUM TAXES. The Company may deduct from the Contract Value any premium taxes or other taxes payable to a state or other government entity. Should We advance any amount so due, We are not waiving any right to collect such amounts at a later date. The Company will deduct any withholding taxes required by applicable law.

PROOF OF AGE, SEX OR SURVIVAL. The Company may require satisfactory proof of correct age or sex upon annuitization. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

QUARTERLY REPORTS. The Company will furnish each Certificate Holder with a statement of the Contract Value and Portfolio balances at least quarterly.

SEPARATE ACCOUNT. The Separate Account is a separate investment account of the Company. It is shown on the Contract Data Page. The assets of the Separate Account are the property of the Company. However, they are not credited with earnings or chargeable with liabilities arising out of any other business the Company may conduct. Each Portfolio is not chargeable with liabilities arising out of any other Portfolio.

SUSPENSION OF PAYMENTS. We may suspend or postpone any payments from the Portfolios if any of the following occur:

1.       The New York Stock Exchange is closed.
2.       Trading on the New York Stock Exchange is restricted.
3. An emergency exists such that it is not reasonably practical to dispose of securities in the Separate Account or to determine the value of its assets, or
4. The Securities and Exchange Commission, by order, so permits for the protection of security holders.

SUBSTITUTION OF FUND. If the shares of any of the Funds or any series of the Fund should no longer be available for investment by the Separate Account or if, in the judgment of the Company's Board of Directors, further investment in the shares of a Fund is no longer appropriate in view of the purpose of the Contract, the Company may substitute shares of another mutual fund or a series within a mutual fund for Fund shares already purchased or to be purchased in the future by Premiums under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

WRITTEN NOTICE. Any notice We send to the Certificate Holder will be sent to the Certificate Holder's address shown in the application unless the Certificate Holder requests otherwise. Any written request or notice to Us must be sent to Our Service Center.

VA200RG                                                  12
-------------------------------------------------------------------------------
                             CHARGES AND DEDUCTIONS
-------------------------------------------------------------------------------

We will deduct the following charges from the Contract:

ADMINISTRATION CHARGE. The charge specified on the Contract Data Page. This charge is to compensate Us for all administrative expenses associated with the Contract.

ANNUAL CONTRACT MAINTENANCE CHARGE. The charge specified on the Contract Data Page will be deducted on each Contract anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if withdrawal is not on a Contract anniversary. We reserve the right to assess a charge on a class basis which is less than the charge specified on the Contract Data Page.

This charge will be first deducted from the funds allocated to the Portfolio Options of the Separate Account and the Guaranteed Account Options prior to any deductions being taken from the Indexed Fixed Option. The charge will be deducted from the Indexed Fixed Option only when the charge exceeds the value of the funds in the Portfolio Options and Guaranteed Account Options.

CONTINGENT DEFERRED SALES CHARGE. This charge may be deducted upon withdrawal of the Contract Value, in whole or in part. See Withdrawal Provisions.

ENHANCED DEATH BENEFIT CHARGE. The charge specified on the Contract Data Page. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide an Enhanced Death Benefit prior to the Annuity Date.

EXPENSE RISK CHARGE. The charge specified on the Contract Data Page. This charge is to compensate Us for assuming the expense risks under the Contract.

INDEXED FIXED OPTION WITHDRAWAL CHARGE. The charge assessed against certain withdrawals taken from the Indexed Fixed Option prior to the end of the Indexed Fixed Option period.

INTEREST RATE ADJUSTMENT. See Interest Rate Adjustment section under Accumulation Provisions.

MORTALITY RISK CHARGE. The charge specified on the Contract Data Page. This charge is to compensate Us for assuming the mortality risks under the Contract.

TRANSFER FEE. A transfer fee of $25.00 will apply to transfers in excess of 15 in a Contract Year. The Company may waive the transfer fee in connection with preauthorized automatic transfer programs.

VA200RG                                                  13
-------------------------------------------------------------------------------
                             ACCUMULATION PROVISIONS
-------------------------------------------------------------------------------

ACCUMULATION UNIT VALUE. Accumulation Unit Value is determined Monday through Friday on each day that the New York Stock Exchange is open for business.

A separate Accumulation Unit Value is determined for each Portfolio. If the Company elects or is required to assess a charge for taxes, a separate Accumulation Unit Value may be calculated for Contracts issued in connection with Nonqualified and Qualified Plans, respectively, within each Portfolio.

The Accumulation Unit Value for each Portfolio will vary with the price of a share in the Underlying Fund and in accordance with the Mortality (including the Enhanced Death Benefit Charge) and Expense Risk Charge, Administration Charge, and any provision for taxes.

Assessments of Withdrawal Charges, Transfer Fees and Contract Maintenance Charges are effected by redemption of Accumulation Units and do not affect Accumulation Unit Value.

The Accumulation Unit Value of a Portfolio for any Valuation Period is calculated by subtracting 2. from 1. and dividing the result by 3. where:

1. is the total value at the end of the given Valuation Period of the assets attributable to the Accumulation Units of the Portfolio minus the total liabilities;
2. is the cumulative unpaid charge for assumptions of Mortality and Expense Risk Charge, and for Administration Charge; and
3. is the number of Accumulation Units outstanding at the end of the given Valuation Period.

GUARANTEED ACCOUNT CONTRACT VALUE. The Guaranteed Account Contract Value under the Contract shall be the sum of all monies allocated or transferred to the Guaranteed Account, reduced by any applicable premium taxes, plus all interest credited to the Guaranteed Account during the period that the Contract has been in effect. This amount shall be adjusted for withdrawals, annuitizations, transfers, and charges.

GUARANTEED ACCOUNT OPTIONS. For any amounts allocated to the Guaranteed Account, the Certificate Holder will select the duration of the Guaranteed Account Option from those made available by the Company. Such amounts will earn interest at the Current Interest Rate for the chosen duration, compounded annually during the entire Guaranteed Period. In no event will the Current Interest Rate be less than the Subsequent Guaranteed Rate specified on the Contract Data Page.

You may allocate Premiums, or make transfers from the Portfolios, to the Guaranteed Account at any time prior to the Latest Annuity Date. However, no Guaranteed Period other than one year may be chosen which extends beyond the Latest Annuity Date. Withdrawals from a Guaranteed Account Option may take place 30 days following the end of the corresponding Guaranteed Period without being subject to an Interest Rate Adjustment.

VA200RG                                                  14
-------------------------------------------------------------------------------
                        ACCUMULATION PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

If the Certificate Holder does not specify a Guaranteed Period at the time of renewal, We will select the same Guaranteed Period as has just expired, so long as such Guaranteed Period does not extend beyond the Annuity Date. If such Guaranteed Period does extend beyond the Annuity Date, We will choose the longest period that will not extend beyond such date. If a renewal occurs within one year of the Annuity Date, We will credit interest up to the Annuity Date at the then Current Interest Rate for the one-year Guaranteed Period.

INTEREST RATE ADJUSTMENT. Except in the 30-day period following the end of a Guaranteed Period, any amount withdrawn or transferred from a Guaranteed Account Option will be subject to an Interest Rate Adjustment. The Interest Rate Adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula described below:


where:
I = The base rate credited to the current Guaranteed Period.
J = The base rate that would be credited to the Guaranteed Account Option of the same duration at the time of withdrawal or transfer, increased by 0.5%. When no Guaranteed Account Option of the same duration is available, the rate will be established by linear interpolation.
M = The number of complete months remaining to the end of the Guaranteed Account
    Option.

There will be no Interest Rate Adjustment when J is greater than I but by less than 0.5%.

In addition, the Interest Rate Adjustment will not be applied to amounts withdrawn for:
1. the payment of death benefit proceeds,
2. the payment of charges or fees; or
3. transfers relating to Dollar Cost Averaging from the one-year Guaranteed Account Option.

In no event will a total withdrawal from a Guaranteed Account Option be less than the Guaranteed Account Minimum Value.

INDEXED FIXED OPTION. You may only allocate new Premium or Available Earnings to an Indexed Fixed Option on any Index Determination Date prior to the Annuity Date, subject to the restrictions described below and in the Transfer Provisions and so long as the Indexed Fixed Option period created by such allocation will end prior to the Annuity Date. Assets backing the Indexed Fixed Options are held in the Company's general account and are subject to claims of the Company's general account creditors.

Contract transactions involving the Indexed Fixed Options are only permitted on Index Determination Dates. New Premium allocations or transfer of Available Earnings allocated to an Indexed Fixed Option will first be held in the general account and credited with interest at a rate then being credited to the one year Guaranteed Account Option until the next Index Determination Date. On that Index Determination Date, the amounts will be transferred to the Indexed Fixed Option. Each allocation to the Indexed Fixed Option will create a separate Indexed Fixed Option with a distinct Indexed Fixed Option period, Index Participation Rate and Indexed Fixed Option Withdrawal Charge schedule. You will receive an acknowledgement notice for each transaction.
-------------------------------------------------------------------------------

VA200RG                                                  15
-------------------------------------------------------------------------------
                        ACCUMULATION PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

At the expiration of an Indexed Fixed Option period, We will automatically transfer the Indexed Fixed Option Value to the one year Guaranteed Account Option. You may then transfer this amount to any available Portfolio or Guaranteed Account Options; but, You may not transfer this amount back into an Indexed Fixed Option. For the purpose of determining the Available Earnings, the amount of the transfer which is equal to the initial allocation to the Indexed Fixed Option period, adjusted for withdrawals and charges, shall now be considered Premium allocated to the Portfolio or Guaranteed Account Options. For the purpose of determining the Contingent Deferred Sales Charge, this amount shall be considered Premiums which are no longer subject to the Contingent Deferred Sales Charge.

You will receive the Indexed Fixed Option Value only at the end of an Indexed Fixed Option period. Your Beneficiary will receive the Indexed Fixed Option Value at distribution due to the Certificate Holder's death before the Annuity Date. In all other situations, You will receive the Indexed Fixed Option Minimum Value, less any applicable Indexed Fixed Option Withdrawal Charge. The Indexed Fixed Option Value will never be less than the Indexed Fixed Option Minimum Value. Transfers out of an Indexed Fixed Option are not permitted until the end of the Indexed Fixed Option period. All amounts transferred into an Indexed Fixed Option will be subject to the Indexed Fixed Option Withdrawal Charge schedule.

The beginning Indexed Fixed Option Value and the beginning Indexed Fixed Option Minimum Value in an Indexed Fixed Option will be the amount allocated to the Indexed Fixed Option period.

The Company reserves the right to add or delete an Indexed Fixed Option should such Indexed Fixed Option no longer be available or, if in the sole judgment of the Company's management, further use of such index should become inappropriate. The Company reserves the right to add or delete Indexed Fixed Option period(s) under this Contract.

Indexed Fixed Option Value. At the end of an Indexed Fixed Option period or at distribution due to the Certificate Holder's death before the Annuity Date, the Indexed Fixed Option Value as of the applicable Index Determination Date is determined as follows:

[OBJECT OMITTED]  =[OBJECT OMITTED][OBJECT OMITTED]

where:

[OBJECT OMITTED] = the Indexed Fixed Option period in years.
[OBJECT OMITTED] = the Index Participation Rate for an n-year Indexed Fixed Option period.
[OBJECT OMITTED] = the index price on the initial Index Determination Date. [OBJECT OMITTED] = the index price either averaged over the most recent 52 Index Determination Dates including the Index Determination Date on which the calculation is made, or averaged over the Index Determination Dates since the Indexed Fixed Option period inception if less than one year.
[OBJECT OMITTED] = the amount allocated to the Indexed Fixed Option period adjusted for withdrawals and charges.
------------------------------------------------------------------------------

VA200RG                                                  16
-------------------------------------------------------------------------------
                        ACCUMULATION PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

In no event will the Indexed Fixed Option Value be less than the Indexed Fixed Option Minimum Value.

An index price will be established by the Company based on the closing price of the index for the applicable Index Determination Date.

As shown in the calculation above, the positive change in the index price is arrived at by comparing:
1. the index price at the beginning of the Indexed Fixed Option period; to
2. the index price averaged over the most recent 52 Index Determination Dates of such Indexed Fixed Option period, including the Index Determination Date on which the calculation is made; or to
3. the average over the total number of Index Determination Dates since the Indexed Fixed Option period inception if less than one year.

Interest To Be Credited/Index Participation Rate. The Company will credit interest to the Indexed Fixed Option at the end of the Indexed Fixed Option period or at distribution due to the Certificate Holder's death before the Annuity Date. Such interest will be the greater of:

1. the positive change in the index price, calculated as described above, after application of the Index Participation Rate; or
2. 3% per year.

The Company will prospectively declare and publish Index Participation Rates from time to time, at the sole discretion of the Company. However, the Company guarantees that the Index Participation Rate for a specific Indexed Fixed Option period will not change during that specific Indexed Fixed Option period. For any allocation to an Indexed Fixed Option due to a subsequent Premium or transfer of Available Earnings, the Index Participation Rate will be the Company declared Index Participation Rate as of the Index Determination Date on which the allocation is processed. This Index Participation Rate may be higher or lower than the Index Participation Rate declared for the other Indexed Fixed Option periods. Each allocation to an Indexed Fixed Option will have its own established Index Participation Rate.

VA200RG                                                  17
-------------------------------------------------------------------------------
                               TRANSFER PROVISIONS
-------------------------------------------------------------------------------

TRANSFERS. Transfers between Portfolios, Guaranteed Account Options, and Indexed Fixed Options may be made as described below. Such transfers are not subject to Withdrawal Charges. Transfers from the Guaranteed Account will be subject to applicable Interest Rate Adjustments.

The minimum transfer amount is $100. The remaining Contract Value of a Portfolio or Guaranteed Account Option after a transfer must be at least $100. If a transfer would cause a remaining value to be less than $100, all of the value must be transferred, or no transfer can take place. The Company reserves the right to waive the minimum transfer amount in connection with pre-authorized automatic transfer programs.

FROM PORTFOLIO TO PORTFOLIO. Both prior to and after the Annuity Date, You may transfer all or a portion of Your investment in one Portfolio to another Portfolio. A transfer will result in the purchase of Accumulation Units in a Portfolio and redemption of Accumulation Units in the other Portfolio. Transfers will be effected at the end of the Valuation Period in which We receive Your request for the transfer.

FROM PORTFOLIO OR GUARANTEED ACCOUNT OPTIONS TO AN INDEXED FIXED OPTION. Premium allocated by You to a Portfolio or Guaranteed Account Option may not be transferred into an Indexed Fixed Option. You may only transfer Available Earnings from the Portfolio or Guaranteed Account Options. No transfer may be made into an Indexed Fixed Option if the Indexed Fixed Option period created by the transfer would end on or after the Annuity Date. The amount allocated to the Indexed Fixed Option must meet the minimum allocation requirements specified in this Contract. Transfers under any dollar cost averaging or portfolio rebalancing programs are not permitted from or to an Indexed Fixed Option. Transfers from a Guaranteed Account Option are subject to an Interest Rate Adjustment. ALL AMOUNTS TRANSFERRED INTO AN INDEXED FIXED OPTION WILL BE SUBJECT TO THE INDEXED FIXED OPTION WITHDRAWAL CHARGE SCHEDULE SPECIFIED IN THE WITHDRAWAL PROVISIONS OF THIS CONTRACT.

FROM AN INDEXED FIXED OPTION TO GUARANTEED ACCOUNT OR PORTFOLIO. TRANSFERS OUT OF AN INDEXED FIXED OPTION ARE NOT PERMITTED UNTIL THE END OF THE INDEXED FIXED OPTION PERIOD.

FROM PORTFOLIO TO THE GUARANTEED ACCOUNT. Prior to the Annuity Date, You may transfer all or a portion of the value of Your Portfolio(s) to a Guaranteed Account Option. This will result in the redemption of Accumulation Units and will be effected at the end of the Valuation Period in which We receive Your request for transfer.

FROM GUARANTEED ACCOUNT TO GUARANTEED ACCOUNT OR PORTFOLIO. Other than on renewal of a Guaranteed Account Option (see Guaranteed Account Options section under Accumulation Provisions), transfers made between Guaranteed Account Options or from a Guaranteed Account Option to a Portfolio are subject to an Interest Rate Adjustment.

VA200RG                                                  18
-------------------------------------------------------------------------------
                              WITHDRAWAL PROVISIONS
-------------------------------------------------------------------------------

Prior to the Annuity Date, You may withdraw all or part of the Contract Value amounts under this Contract by informing Us at Our Annuity Service Center. For full withdrawal, this Contract, or a Lost Contract Affidavit, must be returned to Our Annuity Service Center.

Except in connection with a systematic withdrawal program, the minimum partial withdrawal amount is $500, or if less, the Certificate Holder's entire interest in the Portfolio or Guaranteed Account Option from which a withdrawal is requested. The Certificate Holder's interest in the Portfolio or Guaranteed Account Option from which the withdrawal is requested must be at least $100 after the withdrawal is completed if anything is left in that Portfolio or Guaranteed Account Option. The Certificate Holders interest in the Indexed Fixed Option from which the withdrawal is taken must be at least $2,000 after the withdrawal is completed if any amount remains in that Indexed Fixed Option.

Absent written notification to the contrary, withdrawals and any applicable charge will be deducted from the Contract Value in proportion to their allocation among the Portfolios and Guaranteed Account Options. Amounts in an Indexed Fixed Option will be the last amounts available for withdrawal from the Contract. Withdrawals will first be taken from the Separate Account Contract Value and the Guaranteed Account Contract Value prior to any amounts being withdrawn from Indexed Fixed Options. If there are multiple Indexed Fixed Option periods in effect, any amounts withdrawn from Indexed Fixed Options will be taken from the Indexed Fixed Option periods on a first-in, first-out basis unless specified by the Certificate Holder. Withdrawals will be based on values at the end of the Valuation Period in which the request for withdrawal and the Contract, or a Lost Contract Affidavit, (in the case of a full withdrawal), are received at the Annuity Service Center.

In addition to a Withdrawal Charge, a withdrawal from the Guaranteed Account may also incur an Interest Rate Adjustment. See Interest Rate Adjustment section under Accumulation Provisions for further details.

In no event shall the amount withdrawn exceed the Withdrawal Value.

CONTINGENT DEFERRED SALES CHARGE. A Contingent Deferred Sales Charge, which is referred to as the Withdrawal Charge, may be imposed upon certain withdrawals. Withdrawal Charges will vary in amount depending upon the Contribution Year of the Premium at the time of withdrawal in accordance with the Withdrawal Charge table shown on the Contract Data Page.

The Withdrawal Charge is deducted from the remaining Contract Value so that the actual reduction in Contract Value as a result of the withdrawal will be greater than the withdrawal amount requested and paid. For purposes of determining the Withdrawal Charge, withdrawals will be allocated first to earnings, if any (which may be withdrawn free of Withdrawal Charge), and then to Premium on a first-in, first-out basis so that all withdrawals are allocated to Premium to which the lowest (if any) Withdrawal Charge applies.

New Premium(s) allocated and Available Earnings transferred to an Indexed Fixed Option will be subject to the Indexed Fixed Option Withdrawal Charge, and amounts in the Indexed Fixed Option will be excluded in determining the Contingent Deferred Sales Charge.

VA200RG                                                  19
-------------------------------------------------------------------------------
                         WITHDRAWAL PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

INDEXED FIXED OPTION WITHDRAWAL CHARGE. All new Premium(s) allocated and Available Earnings transferred to an Indexed Fixed Option will be subject to the Indexed Fixed Option Withdrawal Charge schedule shown on the Contract Data Page.

FREE WITHDRAWALS. Premiums that are no longer subject to the Withdrawal Charge (and not previously withdrawn), plus earnings in the Certificate Holder's account may be withdrawn free of Withdrawal Charges at any time.

In addition, there may be a free withdrawal amount for the first withdrawal during a Contract Year ("Additional Free Withdrawal"). The Additional Free Withdrawal amount is equal to 10% of Premium that remains subject to the Withdrawal Charge and that has not previously been withdrawn, less earnings in the Certificate Holder's account. Although Additional Free Withdrawal amounts reduce principal in a Certificate Holder's account, they do not reduce Premium for purposes of calculating the Withdrawal Charge. As a result, an Certificate Holder will not receive the benefit of an Additional Free Withdrawal in a full surrender.

New Premium(s) allocated and Available Earnings transferred to Indexed Fixed Options will be excluded in determining the amount available for the Additional Free Withdrawal. This means that if all funds are allocated to Indexed Fixed Options, there are no free withdrawals available under this contract.

The Company will waive the Withdrawal Charge on any withdrawal necessary to satisfy the minimum distribution requirements of the Code.

Any endorsement attached to the Contract waiving the Contingent Deferred Sales Charge will not be applicable to the Indexed Fixed Option Withdrawal Charge.

VA200RG                                                  20
-------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
-------------------------------------------------------------------------------

DEATH OF CERTIFICATE HOLDER BEFORE THE ANNUITY DATE. Upon Your death, or the death of any Joint Certificate Holder, before the Annuity Date, the Death Benefit will be paid to the Beneficiary(ies) designated by You. Upon the death of a Joint Certificate Holder, the surviving Joint Certificate Holder, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the Company's Home Office at the time of death will be treated as a contingent Beneficiary.

DEATH BENEFIT AMOUNT BEFORE THE ANNUITY DATE. The standard Death Benefit is equal to the greater of:

1. the Contract Value at the end of the Valuation Period during which due proof of death and an election of the type of payment to the Beneficiary is received by the Company, at the Home Office; or
2. the total Premiums paid prior to the death of the Certificate Holder, minus the sum of:
     a. the total withdrawals and any Withdrawal Charges or Indexed Fixed Option Withdrawal Charges assessed; and
     b. premium taxes incurred.

In determining the Contract Value to be paid upon distribution due to the Certificate Holder's death, the amount attributable to Indexed Fixed Options will be the sum of the Indexed Fixed Option Values on the Index Determination Date immediately preceding the date We receive a complete request for payment in good order.

In addition, where permitted by state law, the Company will provide an Enhanced Death Benefit. The Enhanced Death Benefit is determined by:

1. recomputing the standard Death Benefit by accumulating all amounts under (2.) above annually at 5%(4% if the Certificate Holder was age 70 or older on the Issue Date) to the date of death; and

2. paying the greater of the amount so determined and the following amount, which is deemed to be $0 if the Certificate Holder dies prior to the seventh Contract Year:

   The Contract Value at the seventh Contract Year, plus any Premiums paid since that time and prior to death, minus the sum of:

     a. total withdrawals and any Withdrawal Charges or Index Fixed Option \ Withdrawal Charges assessed since such seventh Contract Year; and
     b. premium taxes incurred since the seventh Contract Year,

all accumulated annually at 5% (4% if the Certificate Holder was age 70 or older on the Issue Date) to the date of death.

The Enhanced Death Benefit shall never exceed 250% of all Premiums paid to the Contract, reduced by the amount of any withdrawals.

VA200RG                                                  21
-------------------------------------------------------------------------------
                        DEATH BENEFIT PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

DEATH BENEFIT OPTIONS BEFORE ANNUITY DATE. In the event of Your death or any Joint Certificate Holder's death before the Annuity Date, a Beneficiary must request that the Death Benefit be paid under one of the Death Benefit Options below. In addition, if the Beneficiary is the spouse of the Certificate Holder, he or she may elect to continue the Contract, at the then Contract Value, in his or her own name and exercise all the Certificate Holder's rights under the Contract. The following are the Death Benefit Options:

o    Option 1 - lump-sum payment of the Death Benefit; or
o Option 2 - the payment of the entire Death Benefit within five years of the date of the death of the Certificate Holder or any Joint Certificate Holder; or
o Option 3 - payment of the Death Benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one year of the date of Your death or the death of any Joint Certificate Holder.

Any portion of the death benefit not applied under Option 3 within one year of the date of a Certificate Holder's death must be distributed within five years of the date of death.

If a lump-sum payment is requested, the amount will be paid within seven days of receipt of proof of death and the election unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a single sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF CERTIFICATE HOLDER AFTER THE ANNUITY DATE. If You, or any Joint Certificate Holder, die after the Annuity Date, and You are not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at the Certificate Holder's death. Upon Your death after the Annuity Date, the Beneficiary becomes the Certificate Holder.

DEATH OF ANNUITANT. Upon the death of an Annuitant, who is not a Certificate Holder, before the Annuity Date, You may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, You will become the Annuitant. If the Certificate Holder is a non-natural person, the death of the Annuitant will be treated as the death of the Certificate Holder and a new Annuitant may not be designated.

Upon the death of the Annuitant after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

VA200RG                                                  22
-------------------------------------------------------------------------------
                               ANNUITY PROVISIONS
-------------------------------------------------------------------------------

ANNUITY DATE. The date on which annuity payments are to begin. In selecting an Annuity Date, the Certificate Holder may wish to consider the applicability of a Withdrawal Charge or Indexed Fixed Option Withdrawal Charge, which is imposed upon annuitizations that occur within one year of the Issue Date. Annuity payments will begin no later than the Latest Annuity Date. If no Annuity Date is selected, the Annuity Date will be the Latest Annuity Date. The Certificate Holder may change the Annuity Date at any time, at least seven days prior to the Annuity Date then indicated on the Company's records, by written notice to the Company at its Annuity Service Center.

ANNUITY OPTIONS. The Certificate Holder, or any Beneficiary who is so entitled, may elect to receive a lump sum at the end of the accumulation period. However, a lump-sum distribution may be deemed to be a withdrawal, and at least a portion of it may be subject to income tax. Alternatively, an Annuity Option may be elected. The Certificate Holder may, upon prior written notice to the Company at its Annuity Service Center, elect an Annuity Option at any time prior to the Annuity Date.

A change of Annuity Options is permitted if made at least seven days before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments will be made in accordance with Option 3 below, a Life annuity with 120-month period certain. Annuity payments will be made in monthly, quarterly, semiannual or annual installments as selected by the Certificate Holder. However, if the amount available to apply under an Annuity Option is less than $5,000, and state law permits, the Company has the right to pay the annuity in one lump sum. In addition, if the first payment provided would be less than $50, and state law permits, the Company shall have the right to require the frequency of payments be at quarterly, semiannual or annual intervals so as to result in an initial payment of at least $50.

NO WITHDRAWALS OF CONTRACT VALUE ARE PERMITTED DURING THE ANNUITY PERIOD FOR ANY ANNUITY OPTION UNDER WHICH PAYMENTS ARE BEING MADE PURSUANT TO LIFE CONTINGENCIES.

Upon written election filed with The Company at its Annuity Service Center, all of the Contract Value will be applied to provide one of the following Annuity Options. The portion of the Contract Value which is in the Guaranteed Account immediately prior to the Annuity Date, applied to an Annuity Option, will be subject to applicable Interest Rate Adjustments.

OPTION 1 - LIFE INCOME. An annuity payable monthly during the lifetime of the Annuitant. Under this option, no further payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible under Option 1 for the payee to receive only one monthly annuity payment under this Contract.

OPTION 2 - JOINT AND SURVIVOR. An annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly income payable will continue during the lifetime of the survivor. If a reduced payment to the survivor is desired, variable annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited. Fixed payments will be equal to either one-half or two-thirds of the fixed payment payable during the joint life of the Annuitant and the designated second person.

VA200RG                                                  23
-------------------------------------------------------------------------------
                           ANNUITY PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received.

There is no minimum number of guaranteed payments, and it is possible to have only one annuity payment if both the Annuitant and the designated second person die before the due date of the second payment.

OPTION 3 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed 120 or 240 monthly periods, as elected by the Certificate Holder, the balance of the guaranteed number of payments will be made to the Beneficiary.

OPTION 4 - INCOME FOR A SPECIFIED PERIOD. Under this option, a payee can elect an annuity payable monthly for any period of years from 5 to 30. This election must be made for full 12-month periods. In the event the payee dies before the specified number of payments has been made, the Beneficiary may elect to continue receiving the scheduled payments or may alternatively elect to receive the discounted present value of any remaining guaranteed payments in a lump sum.

ADDITIONAL OPTIONS. Other Annuity Options may be made available by the Company.

FIXED ANNUITY PAYMENTS. To the extent a fixed Annuity Option has been elected, the proceeds payable under this Contract, less any applicable premium taxes and charges, shall be applied to the payment of the Annuity Option elected at whichever of the following is more favorable to the Payee:

1. the annuity rates based upon the applicable tables in the Contract; or
2. the then current rates provided by The Company on contracts of this type on the Annuity Date.

In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS. The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity payments less any applicable premium taxes, charges and any Interest Rate Adjustment that may apply in the case of premature annuitizations, to the annuity table applicable to the Annuity Option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS. First Variable Payment. The dollar amount of the first monthly annuity payment will be determined by applying the portion of the Contract Value allocated to Variable Annuity payments, less any applicable premium taxes and charges, to the annuity table applicable to the Annuity Option chosen. Those tables are based on a set amount per $1,000 of proceeds applied.

VA200RG                                                  24
-------------------------------------------------------------------------------
                           ANNUITY PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

The dollars applied are then divided by 1,000 and the result multiplied by the appropriate annuity factor appearing in the table to compute the amount of the first monthly annuity payment. That amount is divided by the value of an Annuity Unit as of the Annuity Date to establish the number of Annuity Units representing each Variable Annuity payment. The number of Annuity Units determined for the first Variable Annuity payment remains constant for the second and subsequent monthly Variable Annuity payments, assuming that no reallocation of Contract Values is made. The total Variable Annuity payment is equal to the sum of the annuity payments as determined above for each Portfolio to which the Contract Value is allocated on the Annuity Date.

Number of Variable Annuity Units. The number of Annuity Units for each applicable Portfolio is the amount of the first annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the Annuity Date. The number will not change as a result of investment experience.

Annuity Unit Value. The initial value of an Annuity Unit of each Portfolio was set when the Portfolios were established. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period, the value of an Annuity Unit of a particular Portfolio is the value of that Annuity Unit during the last Valuation Period, multiplied by the net investment factor for that Portfolio for the current Valuation Period.

The Net Investment Factor for any Portfolio for any Valuation Period is determined by dividing 1. by 2. and then subtracting 3. from the result where:

1. is the net result of:

     a. the net asset value of the Fund share held in the Portfolio determined as of the end of the Valuation Period, plus
     b. the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Portfolio if the "ex-dividend" date occurs during the Valuation Period, plus or minus
     c. a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Portfolio.
        (No federal income taxes are applicable under present law.)

2. is the net asset value of the Fund share held in the Portfolio determined as of the end of the preceding Valuation Period; and

3. is the asset charge factor determined by the Company for the Valuation Period to reflect the Expense Risk Charge, Administration Charge, Mortality Risk Charge and Enhanced Death Benefit Charge.

The result is then multiplied by a factor that neutralizes the assumed investment rate.

-------------------------------------------------------------------------------

VA200RG                                                  25
-------------------------------------------------------------------------------
                           ANNUITY PROVISIONS (CONT'D)
-------------------------------------------------------------------------------

Subsequent Variable Annuity Payments. After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Portfolios. The amount may change from month to month. The amount of each subsequent payment is the sum of the number of Annuity Units for each Portfolio as determined for the first annuity payment, multiplied by the value of an Annuity Unit for that Portfolio at the end of the Valuation Period immediately preceding in which payment is due.

The Company guarantees that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

BASIS OF COMPUTATION. The actuarial basis for Options 1, 2 and 3 in the Table of Annuity Options shall be the Annuity 2000 Mortality Table, with interest at 4.5%, and a 2% expense load. The values shown for Option 4 in the Table of Annuity Options are based on interest at 3%, and 0% expense load. The Table of Annuity Options does not include any applicable premium tax.

VA200RG                                                  26
-------------------------------------------------------------------------------
                            TABLE OF ANNUITY OPTIONS
-------------------------------------------------------------------------------

The following table is for a contract whose net proceeds are $1,000, and will apply pro rata to the amount payable under this Contract.

UNDER OPTION 4                                MONTHLY INSTALLMENT UNDER OPTIONS 1 OR 3

No. of Monthly   Age of   No. of Mos.    Age of    No. of Mos.   Age of     No. of Mos.    Age of    No. of Mos.
Installments     Payee                   Payee                   Payee                     Payee
                           Certain                  Certain                  Certain                  Certain

              Male  Life   120  240   Male   Life  120  240  Female  Life  120   240   Female  Life  120   240

 60    17.95   40   4.40  4.39  4.35   70    7.45  6.94 5.84   40    4.25  4.24  4.22    70    6.77  6.50  5.74
 72    15.17   41   4.44  4.43  4.38   71    7.69  7.10 5.88   41    4.28  4.27  4.25    71    6.98  6.65  5.79
 84    13.19   42   4.48  4.47  4.41   72    7.95  7.25 5.92   42    4.31  4.30  4.28    72    7.20  6.82  5.84
 96    11.71   43   4.53  4.51  4.45   73    8.22  7.42 5.96   43    4.35  4.34  4.31    73    7.44  6.99  5.89
108    10.56   44   4.57  4.55  4.49   74    8.50  7.58 5.99   44    4.38  4.37  4.34    74    7.70  7.17  5.93
120     9.64   45   4.62  4.60  4.53   75    8.81  7.75 6.02   45    4.42  4.41  4.38    75    7.98  7.35  5.97
132     8.89   46   4.67  4.65  4.57   76    9.15  7.91 6.04   46    4.46  4.45  4.41    76    8.29  7.54  6.00
144     8.26   47   4.73  4.70  4.61   77    9.50  8.08 6.06   47    4.51  4.49  4.45    77    8.62  7.72  6.03
156     7.73   48   4.78  4.75  4.65   78    9.88  8.25 6.08   48    4.55  4.54  4.49    78    8.98  7.92  6.06
168     7.28   49   4.84  4.81  4.70   79   10.29  8.41 6.10   49    4.60  4.59  4.53    79    9.37  8.11  6.08
180     6.88   50   4.91  4.86  4.75   80   10.72  8.57 6.11   50    4.66  4.64  4.57    80    9.79  8.30  6.09
192     6.55   51   4.97  4.93  4.80   81   11.19  8.72 6.12   51    4.71  4.69  4.62    81   10.25  8.48  6.11
204     6.25   52   5.04  4.99  4.85   82   11.68  8.86 6.13   52    4.77  4.74  4.66    82   10.75  8.66  6.12
216     5.97   53   5.11  5.06  4.90   83   12.22  9.00 6.13   53    4.83  4.80  4.71    83   11.29  8.83  6.13
228     5.74   54   5.19  5.13  4.95   84   12.78  9.13 6.14   54    4.89  4.86  4.76    84   11.88  8.98  6.14
240     5.52   55   5.27  5.20  5.01   85   13.39  9.26 6.14   55    4.96  4.93  4.81    85   12.51  9.13  6.14
252     5.34   56   5.36  5.28  5.06   86   14.03  9.37 6.15   56    5.04  5.00  4.87    86   13.19  9.27  6.14
264     5.16   57   5.45  5.37  5.12   87   14.72  9.47 6.15   57    5.11  5.07  4.93    87   13.92  9.39  6.15
276     5.00   58   5.55  5.46  5.18   88   15.44  9.57 6.15   58    5.20  5.14  4.98    88   14.70  9.50  6.15
288     4.86   59   5.66  5.55  5.24   89   16.21  9.66 6.15   59    5.28  5.23  5.04    89   15.52  9.60  6.15
300     4.72   60   5.77  5.65  5.29   90   17.03  9.73 6.15   60    5.38  5.31  5.11    90   16.39  9.68  6.15
               61   5.89  5.75  5.35   91   17.90  9.80 6.15   61    5.48  5.40  5.17    91   17.30  9.76  6.15
               62   6.02  5.87  5.41   92   18.82  9.86 6.15   62    5.59  5.50  5.23    92   18.24  9.83  6.15
               63   6.16  5.98  5.47   93   19.79  9.92 6.15   63    5.70  5.60  5.30    93   19.22  9.88  6.15
               64   6.31  6.10  5.53   94   20.83  9.96 6.15   64    5.82  5.71  5.36    94   20.23  9.94  6.15
               65   6.47  6.23  5.59   95   21.94 10.00 6.15   65    5.95  5.82  5.43    95   21.30  9.98  6.15
               66   6.64  6.36  5.64   96   23.14 10.04 6.15   66    6.09  5.94  5.49    96   22.42 10.02  6.15
               67   6.83  6.50  5.70   97   24.45 10.06 6.15   67    6.24  6.07  5.56    97   23.62 10.05  6.15
               68   7.02  6.64  5.75   98   25.92 10.08 6.15   68    6.41  6.21  5.62    98   24.94 10.07  6.15
               69   7.23  6.79  5.80   99   27.57 10.09 6.15   69    6.58  6.35  5.68    99   26.44 10.09  6.15


Note: Due to the length of the information, the Table for Option 2 is available from the Annuity Service Center upon Your request.